SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2001

                           Mpower Communications Corp.
    ------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Nevada                         0-24059                   88-0360042
         ---------                     ----------           --------------------
       (State or other                 (Commission           (I.R.S. Employer
        jurisdiction of                File Number)          Identification No.)
        incorporation)

175 Sully's Trail, Suite 300, Pittsford, NY                        14534
----------------------------------------------              --------------------
(Address of principal executive offices)                        (Zip Code)

Registrants telephone number,
including area code:                                          (716) 218-6550
                                                            --------------------

Item 5.  Other Events

Mpower Communications Corp., a provider of broadband high-speed Internet access and telephony services to business customers, today announced that it has revised its business plan to exit 12 recently opened markets and reduce corporate overhead. As a result of these actions, Mpower believes that it can execute its business plan without the need for external financing.

Mpower will close down operations in the following locations over the next 30 to 90 days: Grand Rapids, Milwaukee, Nashville, Orlando, Jacksonville, San Francisco, St. Louis, Kansas City, Tulsa, Oklahoma City, Little Rock and Wichita. In addition, over the next 90 to 120 days, Mpower expects to reduce its workforce by approximately 275 people, or 13% of its workforce, as a result of exiting these markets. To gain further operating efficiencies, Mpower will redeploy much of the equipment from the markets it is exiting and utilize it for customers and network augments in its remaining markets. After these closures, Mpower's network will span 28 markets with 12 switches and 603 central office collocation facilities able to address 9 million lines in Mpower's target market of small businesses with less than 100 employees.

Mpower announced that it will take a one-time write-off in the second quarter of approximately $190 to $210 million. Included in the charge is $135 million for the goodwill and customer base associated with the Primary Network business, $40 million for stranded property including collocations and switch sites, and $25 million for other costs associated with exiting these markets.

Mpower also unveiled a new organizational structure to reflect its changing management needs and to add accountability for executing the revised business plan.

o Joe Wetzel has been named President and Chief Operating Officer with responsibility for network services, service delivery, information technology, product management and customer service. Mr. Wetzel joined Mpower in August of 2000 as President of Operations.

o Gregg Clevenger has been named Executive Vice President and Chief Strategy and Planning Officer with responsibility for overall corporate planning and strategy. He will also be the executive responsible for the process of exiting the markets. Clevenger was formerly Senior Vice President of Strategy, Planning and Business Development and has been with Mpower since January of 2000.


To better manage the company and to place even more emphasis on its direct sales force, Mpower has realigned it sales organization into two regions, each reporting into the Chief Executive Officer.

o Paul Celuch, formerly President of Sales, has been appointed East Region President, and will oversee the company's markets in Illinois, Michigan, Ohio, North Carolina, Georgia and Florida.

o Brad Terry, West Region President, will continue to manage the company's markets in California and Nevada, and will now oversee the Texas markets as well.

Item 9.  Regulation FD Disclosure

Mpower Communications Corp. is furnishing under Item 9 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report. Exhibit 99.1 is the news release dated May 18, 2001, concerning the announcement of Mpower's revised business plan, including market closures and reduction of corporate overhead.

The information included under Item 9 in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                         MPOWER COMMUNICATIONS CORP.

                         By       /s/  Russell I. Zuckerman
                         ------------------------------------------------------
                         Name:  Russell I. Zuckerman
                         Title:    Senior Vice President, General Counsel and
                                     Secretary

Date:  May 18, 2001

Exhibit 99.1      Other Documents.

Mpower's news release.